                                                                    Exhibit 4.11

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                             SUPPLEMENTAL INDENTURE


                            Dated as of May 1, 1997


                                       To

                   First Mortgage Indenture and Deed of Trust

                           Dated as of August 1, 1954


                            -----------------------

                     WESTERN MASSACHUSETTS ELECTRIC COMPANY

                                       TO

                  STATE STREET BANK AND TRUST COMPANY, Trustee


                   1997 Series A Bonds, Due November 21, 1999


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

                     WESTERN MASSACHUSETTS ELECTRIC COMPANY


                Supplemental Indenture, Dated as of May 1, 1997


                               TABLE OF CONTENTS

                                                                            Page
           Parties...........................................................  1
           Recitals..........................................................  1
           Granting Clause...................................................  3
           Habendum..........................................................  4
           Grant in Trust....................................................  4

                                   ARTICLE I
                DESCRIPTION AND ISSUE OF THE 1997 SERIES A BONDS

   (S)1.01.  Provisions of the 1997 Series A Bonds; Interest Accrual; Effect
             of Payment on Credit Borrowings.................................  4

   (S)1.02. Transfer and Exchange of the 1997 Series A Bonds; Agent as Registered Holder; Restriction on Transfer of the 1997 Series A
             Bonds...........................................................  6

   (S)1.03.  Conditions Under Which the 1997 Series A Bonds Not Entitled to
             Benefits of Mortgage............................................  7

   (S)1.04.  Issuance of Bonds Against Bonds to be Retired or Redeemed.......  7

                                   ARTICLE II
                               DIVIDEND COVENANT

   (S)2.01.  Dividend Covenants..............................................  7

                                  ARTICLE III
                      REPAYMENT OF THE 1997 SERIES A BONDS

   (S)3.01.  Repayment Upon Repayment of Credit Borrowings...................  8

                                   ARTICLE IV
                               DIVIDEND COVENANT

   (S)4.01.  Trustee.........................................................  8

                                   ARTICLE V
                                   DEFEASANCE

   (S)5.01   Defeasance......................................................  8

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

   (S)6.01.  Effect of Recitals..............................................  8

   (S)6.02.  Counterparts.................................................... 10

   (S)6.03.  Benefits of Supplemental Indenture and the 1997 Series A Bonds.. 10

   (S)6.04.  Effect of Table of Contents and Headings........................ 10

   (S)6.05.  Payment Due on Holidays......................................... 10

TESTIMONIUM.....................................................................

SIGNATURES......................................................................

ACKNOWLEDGMENTS.................................................................


SCHEDULE A - Form of Bond for the 1997 Series A; Form of Trustee's Certificate..

SCHEDULE B - Property Subject to the Lien of the Indenture......................

SCHEDULE C - Detail of Filing and Recording of First Mortgage Indenture and Deed
             of Trust...........................................................

          SEVENTY-NINTH SUPPLEMENTAL INDENTURE dated as of the first day of May, 1997, made and entered into by and between WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts, with its principal place of business at 174 Brush Hill Avenue, West Springfield, Massachusetts 01089 (hereinafter generally called the Company), and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts, as successor to The First National Bank of Boston, as TRUSTEE under the Mortgage Indenture described below, with its principal corporate trust office at Two International Place, 4th Floor, Boston, MA 02110 (said State Street Bank and Trust Company or, as applied to action antedating the effective date of said succession, said The First National Bank of Boston, or its predecessor by merger, Old Colony Trust Company, being hereinafter generally called the Trustee).

          WITNESSETH that:

          WHEREAS, the Company has heretofore executed and delivered to the Trustee its First Mortgage Indenture and Deed of Trust/1/ dated as of August 1, 1954 (hereinafter as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto being hereinafter generally called the Indenture), conveying certain property therein described in trust as security for the Bonds of the Company to be issued thereunder as therein provided and for other purposes more particularly specified therein, and the Trustee has accepted said Trust; and

          WHEREAS, there are outstanding $244,800,000 aggregate principal amount of Bonds which have been issued at various times and in various amounts and with various dates of maturity and rates of interest and have been denominated Series G, Series V, Series W, Series X and Series Y; and

          WHEREAS, pursuant to the Credit Agreement dated as of November 21, 1996 (the "Original Agreement") among Northeast Utilities ("NU"), The Connecticut Light and Power Company ("CL&P"), the Company, the Lenders and Co-Agents named therein (collectively, the "Lenders") and Citibank, N.A. as administrative agent, as amended and restated by a First Amendment and Waiver dated as of May 30, 1997 (the Original Agreement, as so amended and restated, herein called the "Credit Agreement"), the Company has the right, upon meeting the conditions thereof, to obtain up to $150,000,000 of Advances (as that term and all other capitalized terms used but not otherwise defined in this Supplemental Indenture are defined in the Credit Agreement) under the Credit Agreement; and

          WHEREAS, in consideration of the line of credit being provided by the Banks under the Credit Agreement and pursuant to the provisions thereof, the Company has agreed to issue up to $90,000,000 principal amount of its First Mortgage Bonds, 1997 Series A (hereinafter generally referred to as the "1997 Series A Bonds" or the

----------------------
/1/ For details as to the filing and recording of this instrument in Massachusetts, see Schedule C.

"bonds of 1997 Series A") to evidence and secure the Company's obligation under the Credit Agreement to repay Advances as provided in the Credit Agreement, to provide security for the borrowings by the Company under the Credit Agreement, to provide security for up to $955,000 in interest on Advances (representing the amount of interest that would accrue on the Borrower Sublimit for a period of 94 days at an interest rate equal to the difference between 11.0% and the 8.563% maximum interest rate on the 1997 Series A Bonds, such amount being referred to herein as "Excess Interest") and to secure the Company's obligation to pay the Facility Fee under Section 2.02(b) of the Credit Agreement; provided however that such obligation shall not exceed $196,000 (the "Facility Fee Obligation"); and

          WHEREAS, pursuant to the terms of the Credit Agreement the entire $90,000,000 principal amount of the 1997 Series A Bonds shall be made available to the Agent as potential collateral for the aggregate unpaid amount of Advances to the Company outstanding under the Credit Agreement from time to time plus the Facility Fee Obligation plus any Excess Interest together with accrued and unpaid interest thereon then payable by the Company thereunder (collectively, as of any time for determining the same, the "Credit Borrowings"), it being understood that the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time, that at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time, and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Indenture; and

          WHEREAS, in consideration of the Advances to be provided by the Lenders under the Credit Agreement, and pursuant to the provisions of the Credit Agreement, the Company has agreed to issue, and by appropriate and sufficient corporate action in conformity with the provisions of the Indenture has duly determined to create, to evidence and secure the Company's obligation under the Credit Agreement to make loan payments as aforesaid and to provide security for the Credit Borrowings, a further series of bonds under the Indenture, the 1997 Series A Bonds, to consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in this Supplemental Indenture, including terms and provisions with respect to maturity, interest payment, interest rate and repayment as provided herein, such fully registered bonds and the Trustee's certificate of its authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof; and

          WHEREAS, the Company has authorized the issue pursuant to (S)3.04 of the Original Indenture of an additional series of its fully registered First Mortgage Bonds without coupons, to be issued under the Indenture, to be designated "First Mortgage Bonds, 1997 Series A, due November 21, 1999" and to be limited (except as provided in (S)2.13 of the original Indenture) in aggregate principal amount not exceeding $90,000,000, being the entire issue of the 1997 Series A Bonds; and

          WHEREAS, the Company, pursuant to resolutions duly and legally adopted by its Board of Directors at a meeting duly called and held for the purpose, has duly authorized the execution and delivery of this Seventy-ninth Supplemental Indenture and the issue of the 1997 Series A Bonds in the aggregate principal amount not exceeding $90,000,000; and

          WHEREAS, the issue of the 1997 Series A Bonds in said aggregate principal amount not exceeding $90,000,000 and the execution and delivery of this Seventy-ninth Supplemental Indenture have been duly approved to the extent required by law by the Department of Public Utilities of said Commonwealth and by the Department of Public Utility Control of the State of Connecticut; and

          WHEREAS, all requirements of law and of the articles of organization, as amended, and of the by-laws of the Company, including all requisite action on the part of directors and officers, and all things necessary to make the 1997 Series A Bonds, when duly executed by the Company and delivered, the valid, binding, and legal obligations of the Company, and the covenants and stipulations herein contained valid and binding obligations of the Company, have been done and performed, and the execution and delivery hereof have been in all respects duly authorized; and

          NOW, THEREFORE, THIS SEVENTY-NINTH SUPPLEMENTAL INDENTURE WITNESSETH:
In consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance by the registered owners thereof of the 1997 Series A Bonds at any time issued hereunder, and of one dollar ($1) duly paid to the Company by the Trustee and for other good and valuable considerations, the receipt whereof at or before the ensealing and delivery of these presents is hereby acknowledged, and in confirmation of and supplementing the Indenture, and in the performance and observance of the provisions thereof, and in order to establish the form and characteristics of the 1997 Series A Bonds, and to secure the payment of the principal of and premium, if any, and interest on all Bonds from time to time outstanding under the Indenture according to their tenor and effect, and to secure the performance and observance of all the covenants and conditions contained therein and in this Seventy-ninth Supplemental Indenture, the Company has executed and delivered this Seventy-ninth Supplemental Indenture, and does hereby confirm the conveyance, transfer, assignment, and mortgage of the franchises and properties as set forth in the Original Indenture and in all supplemental indentures prior hereto, excepting only such as have been released in accordance with Article VII of the Indenture and has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, and confirmed, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, and confirm unto State Street Bank and Trust Company, as Trustee, as provided in the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, all and singular the franchises and properties of the Company of the character described and defined in the Original Indenture as Mortgaged Property (including all and singular such franchises and properties which may hereafter be acquired by the Company) acquired after the execution of the Original Indenture including all real property conveyed to the Company prior to the date hereof, including, but not limited to, the property set forth in Schedule B appended hereto, subject, however, to Permitted Encumbrances and to any mortgages or other liens or encumbrances thereon of the character described in (S)4.10 of the Indenture existing at the time of the acquisition of such franchises and properties by the Company or created contemporaneously to secure or to raise a part of the purchase price thereof and to any renewals or extensions of such Permitted Encumbrances, mortgages or other liens or encumbrances.

          There is furthermore expressly excepted and excluded from the lien and operation of this Seventy-ninth Supplemental Indenture, and from the definition of the Mortgaged Property, all the property of the Company described in clauses A to J, both inclusive, of the granting clauses of the Original Indenture, whether owned at the time of the execution of this Seventy-ninth Supplemental Indenture or thereafter acquired by it.

          TO HAVE AND TO HOLD all and singular the above described franchises and properties unto the said State Street Bank and Trust Company, as Trustee under the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, to its and their own use forever.

          BUT IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture for the equal pro rata benefit, security, and protection of the bearers or registered owners of the Bonds from time to time certified, issued, and outstanding under the Indenture, without any discrimination, preference, priority, or distinction of any Bond or coupon over any other Bond or coupon by reason of series, priority in the time of issue, sale, or negotiation thereof, or otherwise howsoever, except as otherwise provided in the Indenture;

          PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and the premium, if any, and interest on the Bonds outstanding under the Indenture at the times and in the manner stipulated therein and in the Indenture and shall keep, perform, and observe all and singular the covenants and promises in said Bonds and in the Indenture expressed to be kept, performed, and observed by or on the part of the Company, then this Seventy-ninth Supplemental Indenture and the estate and rights hereby granted shall, pursuant to the provisions of Article XV of the Original Indenture, cease, determine and be void, but only if the Indenture shall have ceased, determined and become void, as therein provided, otherwise to be and remain in full force and effect.

                                   ARTICLE I

               DESCRIPTION AND ISSUE OF THE 1997 SERIES A BONDS.

          (S)1.01. Provisions of the 1997 Series A Bonds; Interest Accrual; Effect of Payment on Credit Borrowings. The 1997 Series A Bonds and the certificate of authentication of the Trustee upon said Bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto, with such changes therein as shall be approved by the Company and the Trustee. The 1997 Series A Bonds shall be designated as the First Mortgage Bonds, 1997 Series A, due November 21, 1999 of the Company, shall be issuable in the aggregate principal amount not exceeding ninety million dollars ($90,000,000) and no more except as provided in (S)2.13 of the Original Indenture. The Bonds shall be issued in fully registered form in denominations of one thousand dollars ($1,000) and any multiple thereof, and shall be redeemable in the manner provided in Article III of this Seventy-ninth Supplemental Indenture. Notwithstanding the provisions of
(S)2.11 of the Original Indenture, no charge, except for taxes or governmental charges, shall be made by the Company upon any registration of transfer or exchange of the 1997 Series A Bonds.

          The 1997 Series A Bonds shall mature on November 21, 1999 and, subject to the provisions of the Credit Agreement, shall bear interest, payable on the dates on which interest payments are payable by the Company to the Lenders from time to time under the Credit Agreement (each such date on which interest is so payable by the Company to the Lenders under the Credit Agreement being an interest payment date applicable to the 1997 Series A Bonds), until the Company's obligation in respect of the principal thereof shall be discharged, in amounts equal to the interest payments payable by the Company to the Lenders pursuant to the Credit Agreement on such interest payment dates applicable to the 1997 Series A Bonds; provided, however, that in no event shall the interest
                         --------  -------
rate payable on the 1997 Series A Bonds exceed 8.563%; and shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United State of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the 1997 Series A Bonds, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date.

          If, pursuant to the Credit Agreement, the Company's right to obtain Advances thereunder shall be terminated and all or any portion of the Credit Borrowings shall become or be declared immediately due and payable by the Company, a like principal amount of the 1997 Series A Bonds, together with all accrued interest thereon, shall without notice or demand of any kind, become immediately due and payable. In addition, the 1997 Series A Bonds, shall be repayable in whole or in part according to the terms and provisions provided herein in Article III.

          Subject to the provisions of the Credit Agreement and subject to the Company's right to repay Advances and thereafter obtain new Advances, in each case collateralized by the 1997 Series A Bonds, thereunder, anything in the Indenture, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding, the bonds of 1997 Series A shall be deemed paid, and all obligations of the Company to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of 1997 Series A shall be satisfied and discharged, when and to the extent that the Credit Borrowings shall have been indefeasibly paid in full in accordance with the terms thereof and the obligations of the several Lenders to make Advances to the Company under the Credit Agreement shall have been terminated, it being understood that the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time, that at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time, and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Indenture. Unless the Trustee shall have received written notice to the contrary from the Company or the Collateral Agent, the Trustee shall be entitled to assume that the Company has made all payments required under the Credit Agreement.

          Notwithstanding the provisions of (S)2.01 and (S)2.12 of the Original Indenture, each bond of 1997 Series A shall be dated as of May 30, 1997 and shall bear interest on the principal amount thereof as provided herein and in the Credit Agreement.

          Notwithstanding the provisions of (S)2.12 of the Original Indenture and subject to the provisions of the Credit Agreement, the person in whose name any bond of 1997 Series A is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of the bonds of 1997 Series A not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the day next preceding such interest payment date, or if such day shall not be a Business Day, the next preceding day which shall be a Business Day.

          (S)1.02. Transfer and Exchange of the 1997 Series A Bonds; Agent as Registered Holder; Restriction on Transfer of the 1997 Series A Bonds.
The bonds of 1997 Series A may be surrendered for registration of transfer as provided in the Indenture at the office or agency of the Company in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of 1997 Series A of other authorized denominations. Pursuant to provisions of (S)2.07 of the Original Indenture, the Company appoints State Street Bank and Trust Company, N.A. and its successors as the agency of the Company in the Borough of Manhattan, City of New York, New York, for the registration of transfer and exchange of the 1997 Series A Bonds.

          The bonds of 1997 Series A shall be issued to and registered in the name of CITIBANK, N.A. as Collateral Agent for the benefit of the several Lenders and, anything in the Indenture, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding, the bonds of 1997 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Credit Agreement or under the Collateral Agency Agreement.

          (S)1.03. Conditions under which the 1997 Series A Bonds Not Entitled to Benefits of Mortgage. As provided in the Credit Agreement, anything in the Indenture, this Supplemental Indenture or any bond of the 1997 Series A to the contrary notwithstanding, (i) the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time; (ii) at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time; and (iii) to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Indenture.

          (S)1.04.  Issuance of Bonds Against Bonds to be Retired or
Redeemed.  Each initial and successive holder of any bond of the 1997 Series
A, solely by virtue of its acquisition thereof, shall have and be deemed to have given written consent, without the need for any further action or consent by such holder, to the following amendment to the Original Indenture, and each said holder hereby authorizes the Trustee, on behalf of the holder, to waive any notice contemplated by the Indenture and to give written consent to such amendment. The amendment modifies (S)3.04(h) of the Original Indenture to read as follows:

                    (h) in the event that (i) the total annual interest requirements of the Bonds then to be issued under this Section exceed the total annual interest requirements of the Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued and
          (ii) such Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued are then Outstanding and mature more than two years from the date of the Officers' Certificate contemplated by paragraph (d) of this Section, an Earnings Certificate.

                                   ARTICLE II

                               DIVIDEND COVENANT.

     (S)2.01. Dividend Covenants. This Seventy-ninth Supplemental Indenture imposes no additional restrictions on the Company's right to declare or pay any dividends or make any other distributions on or in respect of its common stock or to purchase or otherwise acquire for a consideration any shares of its common stock beyond those created by prior supplemental indentures and those in the Company's preferred stock provisions, by-laws and those otherwise required by law.

                                  ARTICLE III

                     REPAYMENT OF THE 1997 SERIES A BONDS.

     (S)3.01. Repayment Upon Repayment of Credit Borrowings. In the event that the Credit Agreement is (i) terminated in its entirety with respect to the Company and the Credit Borrowings shall have been paid in full, all of the then outstanding 1997 Series A Bonds shall be deemed paid and all obligations of the Company thereunder and hereunder shall be deemed satisfied and discharged, or
(ii) amended to reduce the aggregate principal amount of Advances which the Company may obtain thereunder (the Company's "Borrower Sublimit"), bonds of the 1997 Series A Bonds in a principal amount equal to the amount by which the then outstanding 1997 Series A Bonds exceed the sum of the Company's Borrower Sublimit plus the Facility Fee Obligation and the Excess Interest, shall be deemed paid and all obligations of the Company hereunder and thereunder with respect to such principal amount of the 1997 Series A Bonds shall be deemed satisfied and discharged. Except as provided herein, the 1997 Series A Bonds shall not be redeemable.

                                   ARTICLE IV

                                  THE TRUSTEE.

     (S)4.01 Trustee. The Trustee shall be entitled to, may exercise, and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture, as if the provisions concerning the same were incorporated herein at length. The remedies and provisions of the Indenture applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressed to be conferred by the Indenture.

                                   ARTICLE V

                                  DEFEASANCE.

     (S)5.01. Defeasance. This Seventy-ninth Supplemental Indenture shall become void when the Indenture shall be void.

                                   ARTICLE VI

                           MISCELLANEOUS PROVISIONS.

     (S)6.01. Effect of Recitals. The recitals in this Seventy-ninth Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Seventy-ninth Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery, or recording of this Supplemental Indenture, except as expressly set forth in the Original Indenture. The Trustee shall not be taken impliedly to waive by this Seventy-ninth Supplemental Indenture any right it would otherwise have as provided in the Original Indenture, this Seventy-ninth Supplemental Indenture shall hereafter form a part of the Indenture.

     (S)6.02. Counterparts. This Seventy-ninth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

     (S)6.03. Benefits of Supplemental Indenture and 1997 Series A Bonds. Nothing in this Supplemental Indenture, or in the bonds of 1997 Series A, expressed or implied, is intended or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Indenture and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Indenture and this Supplemental Indenture.

     (S)6.04. Effect of Table of Contents and Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

     (S)6.05. Payment Due on Holidays. If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in this Supplemental Indenture, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture.

     IN WITNESS WHEREOF, said Western Massachusetts Electric Company has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal to be hereto affixed and attested by its Clerk or an Assistant Clerk, and said State Street Bank and Trust Company has caused this instrument to be executed in its corporate name by one of its Vice Presidents or Assistant Vice Presidents, thereunto duly authorized, and its corporate seal to be hereto affixed, all as of the day and year first above written.

                    WESTERN MASSACHUSETTS ELECTRIC COMPANY

                         By     /s/ John B. Keane
                            ---------------------------------
                                John B. Keane
                                Vice President

                         and by /s/ David R. McHale
                               ------------------------------
                                David R. McHale
                                Assistant Treasurer

                                [CORPORATE SEAL APPEARS HERE]

Attest:
      /s/ Robert P. Wax
--------------------------------
      Assistant Clerk

Signed, sealed and delivered by
Western Massachusetts Electric
Company in our presence:

/s/ Shelley Peters
--------------------------------

/s/ Tracy DeCredico
--------------------------------

STATE OF CONNECTICUT
COUNTY OF HARTFORD                                           BERLIN

     On this 22nd day of May in the year 1997 before me personally came John
B. Keane and David R. McHale, to me personally known, who being by me duly sworn did depose and say that they are respectively a Vice President and an Assistant Treasurer of Western Massachusetts Electric Company, one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that they signed their names thereto by like authority; and they acknowledged said instrument to be their free act and deed in their said respective capacities and the free act and deed of Western Massachusetts Electric Company.

     IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at Berlin in said State, the day and year first above written.

                              /s/ Deborah A. Tawrel
                           ---------------------------------
                                  Notary Public for the
                                  State of Connecticut

My commission expires:  December 31, 2000
[NOTARIAL SEAL APPEARS HERE]

                                 STATE STREET BANK AND TRUST
                                 COMPANY, Trustee


                                 By: /s/ Henry W. Seemore
                                    ----------------------------
                                       Authorized Officer

Signed, sealed and delivered by    [CORPORATE SEAL APPEARS HERE]
State Street Bank and Trust
Company in our presence:

/s/ [SIGNATURE APPEARS HERE]
------------------------------

/s/ James Schultz
------------------------------



COMMONWEALTH OF MASSACHUSETTS
                                                     BOSTON
COUNTY OF SUFFOLK

          On this 28th day of May in the year 1997 before me personally came Henry W. Seemore to me personally known, who being by me duly sworn did depose and say that he is an Assistant Vice President of State Street Bank and Trust Company one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed in his said capacity and the free act and deed of State Street Bank and Trust Company.

          IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at Boston in said Commonwealth, the day and year first above written.

                              /s/ Scott Knox
                              -------------------------------------
                              Notary Public for the
                              Commonwealth of Massachusetts

My commission expires: July 12, 2002
[NOTARIAL SEAL APPEARS HERE]

                                   Schedule A

                                 (FORM OF BOND)

No. R1                                                              $90,000,000

                     WESTERN MASSACHUSETTS ELECTRIC COMPANY

           First Mortgage Bond, 1997 Series A, due November 21, 1999



          FOR VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts (hereinafter called the Company) hereby promises to pay to CITIBANK, N.A., or registered assigns, in each case as Collateral Agent for the benefit of the several Lenders (as such terms and all other capitalized terms used but not otherwise defined herein are defined in the Credit Agreement referred to on the reverse hereof), the principal sum of $90,000,000 or, if less the aggregate Credit Borrowings (as defined in the Supplemental Indenture establishing the terms and conditions of this series of bonds) outstanding on November 21, 1999 or any earlier date on or as of which the obligations of the several Lenders to make Advances to the Company under the Credit Agreement shall be terminated and all or any portion of the unpaid principal of Advances shall become or be declared immediately due and payable. Credit Borrowings means the aggregate unpaid principal amount of Advances to the Company outstanding under the Credit Agreement plus the Facility Fee Obligation and any Excess Interest (as such Facility Fee Obligation and the Excess Interest are defined in the Supplemental Indenture establishing the terms and conditions of this series of bonds) together with accrued and unpaid interest thereon then payable by the Company thereunder.

          The Company further agrees to pay interest on said sum on the dates on which interest payments are payable by the Company to the Lenders from time to time under the Credit Agreement (each such date on which interest is so payable by the Company to the Lenders under the Credit Agreement being an interest payment date applicable to the bonds of the 1997 Series A), until the Company's obligation in respect of the principal hereof shall be discharged, in amounts equal to the interest payments payable by the Company to the Lenders pursuant to the Credit Agreement on such interest payment dates applicable to the bonds of the 1997 Series A; provided, however, that in no event shall the interest rate
                   --------  -------
payable on the 1997 Series A Bonds exceed 8.563%. The 1997 Series A Bonds shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

          The interest on the bonds of the 1997 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. If, pursuant to the Credit Agreement, the Company's right to obtain Advances thereunder shall be terminated and all or any portion of the principal of the Credit Borrowings shall become or be declared immediately due and payable by the Company, a like principal amount of the bonds of the Series A, together with all accrued interest thereon, shall without notice or demand of any kind, become immediately due and payable. In addition, the bonds of the 1997 Series A shall be repayable in whole or in part according to the terms and provisions provided in Article III of the Supplemental Indenture establishing the terms and conditions of this Series of bonds.

          Subject to the provisions of the Credit Agreement anything in the Indenture, this Supplement Indenture or any bond of the 1997 Series A to the contrary notwithstanding, the bonds of the 1997 Series A shall be deemed paid, and all obligations of the Company to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of the 1997 Series A shall be satisfied and discharged, when and to the extent that the Credit Borrowings shall have been indefeasibly paid in full in accordance with the terms thereof and the obligations of the several Lenders to make Advances to the Company under the Credit Agreement shall have been terminated, it being understood that the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time, that at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time, and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess the 1997 Series A Bonds under the Indenture. Unless the Trustee shall have received written notice to the contrary from the Company or the Collateral Agent, the Trustee shall be entitled to assume that the Company has made all payments required under the Credit Agreement.

          Each installment of interest hereon (other than overdue interest) shall be payable to the person (as defined in the Original Indenture) who shall be the registered owner of this Bond at the close of business on the record date, which shall be the day next preceding such interest payment date, or if such date shall not be a Business Day, the next preceding day which is a Business Day.

          Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

          This Bond shall take effect as a sealed instrument.

          This Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by the Trustee.

          IN WITNESS WHEREOF, Western Massachusetts Electric Company has caused this Bond to be executed in its name and on its behalf by its President or a

Vice President and its Treasurer or an Assistant Treasurer thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon.

Dated as of ______________, 1997.


                              WESTERN MASSACHUSETTS
                              ELECTRIC COMPANY


                              By:
                                 ----------------------------------

                              By:
                                 ----------------------------------


                         CERTIFICATE OF AUTHENTICATION

     This Bond is one of the First Mortgage Bonds, 1997 Series A due November 21, 1999, described and provided for in the within mentioned Indenture.


                              STATE STREET BANK AND TRUST
                              COMPANY


                              By:
                                 ----------------------------------
                                 Authorized Signatory

                                 [FORM OF BOND]

                                   [REVERSE]

                     WESTERN MASSACHUSETTS ELECTRIC COMPANY

                       First Mortgage Bond, 1997 Series A


     The Bond is one of a series of Bonds in fully registered form known as the "First Mortgage Bonds, 1997 Series A, due November 21, 1999" of the Company, limited to ninety million dollars ($90,000,000) in aggregate principal amount (except as provided by the terms of (S)2.13 of the Original Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust between the Company and Old Colony Trust Company (now State Street Bank and Trust Company, successor Trustee) as Trustee, dated as of August 1, 1954 (herein as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto, including specifically the Seventy-ninth Supplemental Indenture dated as of May 1, 1997, being herein generally called the Indenture) and said Seventy-ninth Supplemental Indenture, an executed counterpart of each of which is on file at the principal corporate trust office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture establishing the terms and conditions of the bonds of this Series shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay the principal of and interest on this Bond as herein provided.

     This Bond, together with all other Bonds of this series, if any, is issued to evidence and secure the Company's obligations pursuant to a Credit Agreement dated as of November 21, 1996 (the "Original Agreement") among Northeast Utilities ("NU"), The Connecticut Light and Power Company ("CL&P"), the Company, the Lenders and Co-Agents named therein (collectively, the "Lenders") and Citibank, N.A. as administrative agent, as amended and restated by a First Amendment and Waiver dated as of May 30, 1997 (the Original Agreement, as so amended and restated, herein called the "Credit Agreement"), it being understood that the indebtedness evidenced hereby as of any time shall be limited to the Credit Borrowings as determined at such time and that at no time shall any claim be made for principal of and interest on the 1997 Series A, Bonds in excess of the Credit Borrowings as determined at such time and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Indenture.

     The bonds of 1997 Series A shall be issued to and registered in the name of CITIBANK, N.A., as Collateral Agent for the benefit of the several Lenders and, anything in the Mortgage, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding the bonds of 1997 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Credit Agreement or the Collateral Agency Agreement. Prior to due presentment for registration of transfer of this Bond, the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this Bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     This Bond is exchangeable at the option of the registered owner hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of fully registered bonds of this series of other authorized denominations, in the manner and on the terms provided in the Indenture.

     In the event that the Credit Agreement is terminated and all Credit Borrowings shall have been paid in full, all of the then outstanding 1997 Series A Bonds shall be deemed paid and all obligations of the Company thereunder and hereunder shall be deemed satisfied and discharged. Except as provided in the Supplemental Indenture establishing the terms and conditions of this series of bonds, the 1997 Series A Bonds shall not be redeemable.

     The Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers or registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding (except Bonds held by or for the benefit of the Company), including, if more than one Series of Bonds shall be at the time outstanding, not less than seventy percentum (70%) in principal amount of the Bonds (except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of the Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds; but no such modification or alteration shall be made which, without the written approval or consent of the registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or change the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds or the percentage of the principal amount of Bonds of any one series required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge, or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

     Each initial and successive holder of any bond of the 1997 Series A, solely by virtue of its acquisition thereof, shall have and be deemed to have given written consent, without the need for any further action or consent by such holder, to the following amendment to the Original Indenture, and each said holder hereby authorizes the Trustee, on behalf of the holder, to waive any notice contemplated by the Indenture and to give written consent to such amendment. The amendment modifies (S)3.04(h) of the Original Indenture to read as follows:

          (h) in the event that (i) the total annual interest requirements of the Bonds then to be issued under this Section exceed the total annual interest requirements of the Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued and (ii) such Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued are then Outstanding and mature more than two years from the date of the Officers' Certificate contemplated by paragraph (d) of this Section, an Earnings Certificate.

     If a default as defined in the Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but any default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in the Indenture.

     If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in the Supplemental Indenture establishing the terms and series of the bonds of this 1997 Series A, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day, unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in the Supplemental Indenture establishing the terms and series of the bonds of this 1997 Series A.

     No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof, or of the Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.

                                  Schedule B

                                     NONE

                                   Schedule C


     Detail of Filing and Recording of First Mortgage Indenture and Deed Trust dated as of August 1, 1954 in Massachusetts.


                                            Date
           Page                           Recorded            Doc. No.             Book
           ----                           --------            --------             ----
Registry of Deeds

County of Berkshire

     Middle District                       8/18/54       22357              614      395
     Northern District                     8/18/54       2684               512       97
     Southern District                     8/18/54       None Assigned      310      379

County of Franklin                         8/18/54       3501               1007       2
County of Hampshire                        8/18/54       5070               1175     388
County of Hampden                          8/15/54       20682              2331       1

Registry District of Land Court

County of Berkshire

     Middle District                       10/4/54       8407-A
     Northern District                     11/5/68       3115

County of Hampshire                        8/18/54       822
County of Hampden                          8/19/54       18800

Office of Town Clerk,                      3/22/67       6917               None Assigned
West Springfield*

*Confirmatory Indenture of                 8/18/54       None Assigned        54     121
Mortgage  filed

Secretary of the Commonwealth                            442315


                                       8